			EX 99.1

News Release	Contacts:	Barbara Thompson	Tom Lumpkin
For Immediate Release		919.716.2716	305.447.5052
Jan. 17, 2019		First Citizens Bank	Biscayne Bancshares, Inc.

BISCAYNE BANCSHARES, INC. SHAREHOLDERS
APPROVE PROPOSED MERGER WITH FIRST CITIZENS BANK

RALEIGH, N.C., and COCONUT GROVE, Fla. — First-Citizens Bank & Trust Company (First Citizens Bank) and Biscayne Bancshares, Inc. announced today that Biscayne shareholders have approved First Citizens’ pending acquisition of the holding company and its Biscayne Bank subsidiary.
At a meeting held today, the shareholders of Coconut Grove, Fla.-based Biscayne Bancshares voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens Bank. Subject to the receipt of regulatory approvals and the satisfaction or waiver of other customary closing conditions, the merger is expected to become effective during the second quarter of 2019.
After the merger, Biscayne branch offices will initially operate as Biscayne Bank, a division of First Citizens Bank. Customers should bank as they normally do at their existing branches. Biscayne’s customer accounts will be converted to First Citizens Bank’s systems and operations at a later date.
Lorie Yarchin, chief executive officer of Biscayne Bank, said: “Today’s vote represents an affirmation that this is an outstanding opportunity for our customers, our company and shareholders. We’re very excited about moving forward and joining with an excellent company like First Citizens.”
Frank B. Holding Jr., chairman and chief executive officer of First Citizens Bank, said: “We’re pleased with today’s vote and the opportunity to further grow our presence in southern Florida. We look forward to a smooth transition and welcoming Biscayne’s customers and employees once the merger is completed.”
As of Sept. 30, 2018, Biscayne Bancshares reported $990 million in consolidated assets, $746 million in deposits and $834 million in loans. Biscayne Bank opened in 2005 and is a state-chartered, full-service commercial bank with four offices, two in Coconut Grove, one in Doral and one in South Miami.
First Citizens Bank currently operates 26 branches in the state, with seven branches in Martin, Palm Beach, Broward and Miami-Dade counties, including a branch in Coral Gables.
About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has $35 billion in consolidated assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit firstcitizens.com. First Citizens Bank. Forever First®.

About Biscayne Bancshares, Inc. and Biscayne Bank

Biscayne Bank is the wholly owned subsidiary of Biscayne Bancshares, Inc., a registered bank holding company. Biscayne Bank is a state-chartered full-service commercial bank that has been serving South Florida since 2005. With offices in Coconut Grove, Doral and South Miami, Biscayne Bank delivers highly personalized services to individuals, families and businesses in the region and to international customers with interests in South Florida. For more information, visit www.biscaynebank.com.
Disclosures About Forward Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of Biscayne Bancshares, Inc. and First Citizens Bank and their managements about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this Press Release include statements regarding Biscayne Bancshares’s and First Citizens Bank’s expectations regarding the benefits of the merger, and when the merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond Biscayne Bancshares’s and First Citizens Bank’s control, including, but not limited to, difficulties experienced in the integration of the businesses of Biscayne Bancshares and First Citizens Bank, delays in the receipt of regulatory approvals that must be received before the merger may be completed, and delays in the satisfaction or waiver of other remaining conditions to the consummation of the merger. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in Biscayne Bancshares’s Proxy Statement for its special meeting of shareholders held on Jan. 17, 2019. Biscayne Bancshares and First Citizens Bank undertake no obligation to revise or update these statements following the date of this Press Release.